Exhibit 99.2
                                                                           NEWS

Charter Communications Names Ted Schremp
Executive Vice President and Chief Marketing Officer

Robert Quigley to retire, will remain with company through end of year

 New CMO to build upon foundation of
data-driven marketing targeting growth of The Charter BundleTM

St. Louis, Missouri, June 19, 2008 – Charter Communications, Inc. (NASDAQ: CHTR) announced today that it has named Ted Schremp as the Company’s Chief Marketing Officer, effective July 1, replacing Robert Quigley, who is retiring. Mr. Quigley will remain with Charter through the end of the year in an advisory role.

“I look forward to stepping into this important position at Charter,” said Mr. Schremp, who most recently served as the Company’s Senior Vice President of Product Management and Strategy. “Bob has developed a solid strategy targeting continued growth, and I look forward to assuming leadership for this key area of the business.”

Mr. Schremp joined Charter in May 2005 and served as Senior Vice President and General Manager of Charter Telephone®, where he directed the successful nationwide rollout of the Company’s residential and commercial telephone service.

Mr. Quigley joined Charter in December 2005 to direct the Company’s marketing efforts. During the past two years, Mr. Quigley implemented disciplined, data-driven marketing programs and oversaw the development of a marketing database, which together enable Charter to measure the effectiveness of the Company’s marketing activities.

“I couldn’t resist the opportunity to come out of retirement at a time when a new management team was turning around a company of this magnitude. I’m very proud of what the marketing team has accomplished,” said Mr. Quigley. “We’ve built a solid foundation for marketing excellence, and I’m confident Ted will take it to the next level.”  Mr. Quigley will remain with Charter through December 2008 on a part time basis to assist in the transition and consult on various marketing-related matters.

Prior to joining Charter, Mr. Schremp was employed by Hewlett Packard, where he co-founded its Cable, Media and Entertainment organization. Mr. Schremp graduated from the University of Pittsburgh with a double-major in economics and business, and earned an MBA from Penn State University.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:

Media:                                                                Analysts:
Anita Lamont                                                    Marty Richmond
314-543-2215                                                      314-543-5621

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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the impact of competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing, further introducing, and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;

•	our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•	general business conditions, economic uncertainty or slowdown, including the recent significant slowdown in the new housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.